Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), is dated as of November __, 2013, and is entered into by and among California Gold Corp., a Nevada corporation (the “Company”), and the Buyer(s) set forth on the signature pages affixed hereto (individually, a “Buyer” or collectively, the “Buyers”).

WITNESSETH:

WHEREAS, the Company and the Buyer(s) are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to Section 4(2) and/or Rule 506 of Regulation D (“Regulation D”) and/or Regulation S (“Regulation S”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall sell to the Buyers, as provided herein, and the Buyers shall purchase (the “Offering”) up to an aggregate of One Million and 00/100 Dollars ($1,000,000) (the “Purchase Price”) in principal amount of 10% Convertible Promissory Notes (the “Notes”) which shall automatically convert into shares of the Company’s to be authorized Series B convertible preferred stock, $0.001 par value per share (the “Series B Preferred Stock”), at a conversion price (the “Conversion Price”) of $0.001 per share, upon the Company’s filing of a Certificate of Designation of Series B Convertible Preferred Stock with the Secretary of State of the State of Nevada, and which Series B Preferred Stock shall be convertible into shares of the Company’s common stock, $0.001 per share (the “Common Stock”), at the Conversion Price  (as converted into Common Stock, the “Conversion Shares”); and

WHEREAS, the Notes, subject to earlier conversion, will be due and payable twenty-four (24) months from the date of issuance and will accrue interest at the rate of 10% per annum, with such interest being due and payable at maturity; and

WHEREAS, the Company will issue to the Buyer(s) for each $1.00 principal amount of the Notes purchased by them warrants (the “Warrants”) to purchase one thousand (1,000) shares of Common Stock (up to 1,000,000,000 shares in the aggregate) (the “Warrant Shares”) exercisable for a period of ten (10) years with an initial exercise price (the “Exercise Price”) of $0.001 per share, subject to adjustment; and

WHEREAS, promptly following the closing of the Offering, the Company will proceed to effect a reverse stock split (the “Reverse Split”) at a ratio of 1,000 to 1 such that the Conversion Price and the Exercise Price will be adjusted to $1.00 per share; and

WHEREAS, the aggregate proceeds from the sale of the Notes shall be held in escrow pursuant to the terms of an escrow agreement by and between the Company and the Escrow Agent (as defined below) (the “Escrow Agreement”).

WHEREAS, the Offering proceeds will be utilized by the Company for working capital purposes.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Buyer(s) hereby agree as follows:

1. PURCHASE AND SALE OF NOTES.

(a) Purchase of Notes.  Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, each Buyer agrees, severally and not jointly, to purchase at Closing (as defined below), and the Company agrees to sell and issue to each Buyer, severally and not jointly, at Closing, Notes in principal amounts set forth on the Buyer Signature Page, attached hereto as Annex A, for each Buyer affixed hereto, and the Warrants.  The Notes shall be substantially in the form attached as Exhibit A to this Agreement and the Warrants shall be substantially in the form attached as Exhibit B to this Agreement.  Upon execution of this Agreement on the Buyer Signature Page and completion of the Investor Certification, the Investor Profile, the Anti-Money Laundering Information Form and if applicable, the Wire Transfer Authorization (each attached hereto) by a Buyer, the Buyer shall wire transfer the Subscription Amount set forth on its Buyer Signature Page, in same-day funds in accordance with the instructions set forth immediately below, which Subscription Amount shall be held in escrow pursuant to the terms of the Escrow Agreement in substantially the form attached hereto as Exhibit C and disbursed in accordance therewith.

Wire Instructions

Bank Name:	Citibank, N.A.
330 Madison Ave.
New York, NY 10017
ABA Routing Number:	021000089
Account Name:	Gottbetter & Partners, LLP Attorney Trust
Account Number:	9998176923
Reference:	California Gold Corp. – [insert Subscriber’s name]”
Escrow Agent Contact:	Andrea I. Nathanson; (212) 400-6900; ain@gottbetter.com

(b) Closing Date.  The closing of the purchase and sale of the Notes (the “Closing”) shall take place at 10:00 a.m. New York time on or before the 3rd business day following the satisfaction of the conditions to the Closing set forth herein and in Sections 5 and 6 below (or such later date as is mutually agreed to by the Company and the Buyer(s)).  The date of such Closing is hereinafter referred to as a “Closing Date.”  The Closing shall occur on the Closing Date at the offices of Gottbetter & Partners, LLP, 488 Madison Avenue, New York, New York 10022 (or such other place as is mutually agreed to by the Company and the Buyer(s)).

(b) Escrow Arrangements; Form of Payment.  Upon execution hereof by the Buyer and pending the Closing, the Purchase Price shall be deposited in a non-interest bearing escrow account with Gottbetter & Partners, LLP, as escrow agent (the “Escrow Agent”), pursuant to the terms of the Escrow Agreement.  Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Date, (i) the Escrow Agent shall deliver to the Company in accordance with the terms of the Escrow Agreement the Purchase Price for the Notes to be issued and sold to the Buyer(s) on such Closing Date, and (ii) the Company shall deliver to the Buyer(s), the Notes and Warrants, duly executed on behalf of the Company.  In connection with this transaction, the Company shall pay to the Escrow Agent at the time of the Closing an escrow fee of $250 for services rendered by the Escrow Agent in such capacity hereunder.

(c) Acceptance of Subscriptions.  The Buyer understands and agrees that the Company, in its sole and absolute discretion, reserves the right to accept or reject this or any other subscription for the Notes, in whole or in part, notwithstanding prior receipt by the Buyer of notice of acceptance of this subscription.  If the subscription is rejected in whole or the offering of the Notes is terminated, all funds received by the Escrow Agent from the Buyer will be immediately returned without interest or offset, and this subscription shall thereafter be of no further force or effect.  If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this subscription will continue in full force and effect to the extend this subscription was accepted.

(d) Warrants.  The Company shall issue to each Buyer Warrants to purchase one thousand (1,000) shares of Common Stock for each $1.00 principal amount of the Notes purchased by such Buyer, exercisable at a price of $0.001 per share for ten (10) years, subject to adjustment for the Reverse Split.

2. BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants, severally and not jointly, as to such Buyer, that:

(a) Investment Purpose.  Each Buyer is acquiring the Notes and Warrants (and, if applicable, upon conversion of the Notes, the Conversion Shares and upon exercise of the Warrants, the Warrant Shares) for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act.  The Buyer agrees not to sell, hypothecate or otherwise transfer the Buyer’s securities unless such securities are registered under the federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such law is available.

(b) Residence of Buyer.  Each Buyer resides in the jurisdiction set forth on the Buyer Signature Page affixed hereto.

(c) Investor Status.  The Buyer meets the requirements of at least one of the suitability standards for an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D or is not a “U.S. Person” as that term is defined in Rule 902(k) of Regulation S, and as set forth on the Investor Certification attached hereto.

(d) Non-US Person.  If a Buyer is not a person in the United States or a U.S. Person (as defined in Rule 902(k) of Regulation S) or is not purchasing the Notes on behalf of a person in the United States or a U.S. Person:

(i) neither the Buyer nor any disclosed principal is a U.S. Person nor are they subscribing for the Notes and Warrants for the account of a U.S. Person or for resale in the United States and the Buyer confirms that the Notes and Warrants have not been offered to the Buyer in the United States and that this Agreement has not been signed in the United States;

(ii) the Buyer acknowledges that the Notes and Warrants have not been registered under the Securities Act and may not be offered or sold in the United States or to a U.S. Person unless the securities are registered under the U.S. Securities Act and all applicable state securities laws or an exemption from such registration requirements is available, and further agrees that hedging transactions involving such securities may not be conducted unless in compliance with the U.S. Securities Act;

(iii) the Buyer understands that the Company is the seller of the Notes, Warrants and underlying securities and that, for purposes of Regulation S, a “distributor” is any underwriter, dealer or other person who participates pursuant to a contractual arrangement in the distribution of securities sold in reliance on Regulation S and that an “affiliate” is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question.  Except as otherwise permitted by Regulation S, the Buyer and if applicable, the disclosed principal for whom the Buyer is acting, agrees that it will not, during a one year distribution compliance period, act as a distributor, either directly or through any affiliate, or sell, transfer, hypothecate or otherwise convey the Notes, Warrants or underlying securities other than to a non-U.S. Person;

(iv) the Buyer acknowledges and understands that in the event the Notes and/or the Warrants are offered, sold or otherwise transferred by the Buyer to a non-U.S Person prior to the expiration of a one year distribution compliance period, the purchaser or transferee must agree not to resell such securities except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and must further agree not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act; and

(v) neither the Buyer nor any disclosed principal will offer, sell or otherwise dispose of the Notes, Warrants or the underlying securities in the United States or to a U.S. Person unless (A) the Company has consented to such offer, sale or disposition and such offer, sale or disposition is made in accordance with an exemption from the registration requirements under the Securities Act and the securities laws of all applicable states of the United States or, (B) the SEC has declared effective a registration statement in respect of such securities.

(e) Investor Qualifications.  The Buyer (i) if a natural person, represents that the Buyer has reached the age of 21 and has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Notes and Warrants, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Notes and Warrants, the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Buyer is executing this Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and make an investment in the Company, and represents that this Agreement constitutes a legal, valid and binding obligation of such entity.  The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Buyer is a party or by which it is bound.

(f) Solicitation.  The Buyer is unaware of, is in no way relying on, and did not become aware of the offering of the Notes and Warrants through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, in connection with the offering and sale of the Notes and Warrants and is not subscribing for the Notes and Warrants and did not become aware of the offering of the Notes and Warrants through or as a result of any seminar or meeting to which the Buyer was invited by, or any solicitation of a subscription by, a person not previously known to the Buyer in connection with investments in securities generally.

(g) Brokerage Fees.  The Buyer has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transaction contemplated hereby.

(h) Buyer’s Advisors.  The Buyer and the Buyer’s attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, the “Advisors”), as the case may be, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the Notes to evaluate the merits and risks of an investment in the Notes and the Company and to make an informed investment decision with respect thereto.

(i) Buyer Liquidity.  Each Buyer has adequate means of providing for such Buyer’s current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Notes for an indefinite period of time.

(j) High Risk Investment; Review of Risk Factors.  The Buyer is aware that an investment in the Notes and Warrants involves a number of very significant risks and has carefully reviewed and understands the risks of, and other considerations relating to, the purchase of the Notes and Warrants.

(k) Reliance on Exemptions.  Each Buyer understands that the Notes and Warrants are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such securities.

(l) Information.  Each Buyer and its Advisors have been furnished with all documents and materials relating to the business, finances and operations of the Company and information that Buyer requested and deemed material to making an informed investment decision regarding its purchase of the Notes and Warrants.  Each Buyer and its Advisors have been afforded the opportunity to review such documents and materials, as well as the Company’s SEC Filings, as such term is defined below (hard copies of which were made available to the Buyer upon request to the Company or were otherwise accessible to the Buyer via the SEC’s EDGAR system), and the information contained therein.  Each Buyer and its Advisors have been afforded the opportunity to ask questions of the Company and its management.  Each Buyer understands that such discussions, as well as any written information provided by the Company, were intended to describe the aspects of the Company’s business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Agreement, the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company.  Some of such information may include projections as to the future performance of the Company, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors both beyond and within the Company’s control.  Additionally, the Subscriber understands and represents that he is purchasing the Notes and Warrants notwithstanding the fact that the Company may disclose in the future certain material information the Subscriber has not received, including its financial results for its current fiscal quarter.  Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its Advisors shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below.  Each Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Notes and Warrants.

(m) Capitalization; Reverse Split.  The Buyer is aware of the Company’s current capitalization as set forth in Section 3(c) and Schedule 3(c) below.  As such, the Buyer acknowledges that the Company currently does not have a sufficient number of authorized shares of preferred stock to issue the Series B Preferred Stock or a sufficient number of shares of authorized Common Stock to issue the Conversion Shares or the Warrant Shares but that, following the required shareholder vote, the filing of a certificate of designation for the Series B Preferred Stock and effectiveness of the Reverse Split, the Company will have sufficient authorized preferred stock to issue the Series B Preferred Stock and Common Stock to issue both the Conversion Shares and the Warrant Shares.

(n) No Other Representations or Information.  In evaluating the suitability of an investment in the Notes and Warrants, the Buyer has not relied upon any representation or information (oral or written) other than as stated in this Agreement.  No oral or written representations have been made, or oral or written information furnished, to the Buyer or its Advisors, if any, in connection with the offering of the Notes and Warrants.

(o) No Governmental Review.  Each Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Notes and Warrants, or the fairness or suitability of the investment in the Notes and Warrants, nor have such authorities passed upon or endorsed the merits of the offering of the Notes and Warrants.

(p) Transfer or Resale.  (A) Each Buyer understands that: (i) the Notes and Warrants have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of such securities made in reliance on Rule 144 under the Securities Act (or a successor rule thereto) (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) except as otherwise set forth in this Agreement, neither the Company nor any other person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(B)  Each Buyer understands that on August 10, 2011, the Company ceased to be a “shell company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Pursuant to Rule 144(i), securities issued by a former shell company (that is, the Notes and Warrants (and the Conversion Shares and Warrant Shares)) that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the Company (a) is no longer a shell company; and (b) has filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it is no longer a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports.  As a result, the restrictive legends on certificates for the Securities cannot be removed except in connection with an actual sale meeting the foregoing requirements or pursuant to an effective registration statement.

(q) Legends.  Each Buyer understands that the certificates or other instruments representing the Notes and Warrants (and the Conversion Shares) shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) IN COMPLIANCE WITH RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

(r) Authorization, Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(s) Receipt of Documents.  Each Buyer and its counsel have received and read in their entirety:  (i) this Agreement and each representation, warranty and covenant set forth herein; and (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; each Buyer has received answers to all questions such Buyer submitted to the Company regarding an investment in the Company; and each Buyer has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

(t) Trading Activities.  The Buyer’s trading activities with respect to the Company’s Common Stock shall be in compliance with all applicable federal and state securities laws, rules and regulations and the rules and regulations of the principal market on which the Company’s Common Stock is listed or traded.  Neither the Buyer nor its affiliates has an open short position in the Common Stock of the Company and, except as set forth below, the Buyer shall not, and shall not cause any of its affiliates under common control with the Buyer, to engage in any short sale as defined in any applicable SEC or Financial Industry Regulatory Authority (FINRA) rules on any hedging transactions with respect to the Common Stock until the earlier to occur of (i) the third anniversary of the Closing Date and (ii) the Buyer(s) no longer own Common Stock.  Without limiting the foregoing, the Buyer agrees not to engage in any naked short transactions in excess of the amount of shares owned (or an offsetting long position) by the Buyer.

(u) Regulation FD.  Each Buyer acknowledges and agrees that all of the information received by it in connection with the transactions contemplated by this Agreement and the other Transactions is of a confidential nature and may be regarded as material non-public information under Regulation FD promulgated by the SEC and that such information has been furnished to the Buyer for the sole purpose of enabling the Buyer to consider and evaluate an investment in the Notes and the Common Stock.  The Buyer agrees that it will treat such information in a confidential manner, will not use such information for any purpose other than evaluating an investment in the Notes and Warrants, will not, directly or indirectly, trade or permit the Buyer’s agents, representatives or affiliates to trade in any securities of the Company while in possession of such information and will not, directly or indirectly, disclose or permit the Buyer’s agents, representatives or affiliates to disclose any of such information without the Company’s prior written consent.  The Buyer shall make its agents, affiliates and representatives aware of the confidential nature of the information contained herein and the terms of this section including the Buyer’s agreement to not disclose such information, to not trade in the Company’s securities while in the possession of such information and to be responsible for any disclosure or other improper use of such information by such agents, affiliates or representatives.  Likewise, without the Company’s prior written consent, the Buyer will not, directly or indirectly, make any statements, public announcements or other release or provision of information in any form to any trade publication, to the press or to any other person or entity whose primary business is or includes the publication or dissemination of information related to the transactions contemplated by this Agreement.

(v) No Legal Advice from the Company.  Each Buyer acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors.  Each Buyer is relying solely on such Advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

(w) No Group Participation.  Each Buyer and its affiliates is not a member of any group, nor is any Buyer acting in concert with any other person, including any other Buyer, with respect to its acquisition of the Notes and Warrants.

(x) Reliance.  Any information which the Buyer has heretofore furnished or is furnishing herewith to the Company is complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under federal and state securities laws in connection with the offering of securities.  The Buyer further represents and warrants that it will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company’s issuance of the Notes and Warrants.  Within five (5) days after receipt of a request from the Company, the Buyer will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject.

(y) (For ERISA plan Buyers only).  The fiduciary of the ERISA plan represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities.  The Buyer fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Buyer fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates;

(z) [The Buyer should check the Office of Foreign Assets Control (“OFAC”) website at http://www.treas.gov/ofac before making the following representations.] The Buyer represents that the amounts invested by it in the Company in the Notes and Warrants were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations.  Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals.  The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac.  In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists;

(aa) To the best of the Buyer’s knowledge, none of: (1) the Buyer; (2) any person controlling or controlled by the Buyer; (3) if the Buyer is a privately-held entity, any person having a beneficial interest in the Buyer; or (4) any person for whom the Buyer is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs.  Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph.  The Buyer agrees to promptly notify the Company should the Buyer become aware of any change in the information set forth in these representations.  The Buyer understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Buyer, either by prohibiting additional subscriptions from the Buyer, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and a broker may also be required to report such action and to disclose the Buyer’s identity to OFAC.  The Buyer further acknowledges that the Company may, by written notice to the Buyer, suspend the redemption rights, if any, of the Buyer if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any broker or any of the Company’s other service providers.  These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs;

(bb) To the best of the Buyer’s knowledge, none of: (1) the Buyer; (2) any person controlling or controlled by the Buyer; (3) if the Buyer is a privately-held entity, any person having a beneficial interest in the Buyer; or (4) any person for whom the Buyer is acting as agent or nominee in connection with this investment is a senior foreign political figure2, or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below; and

(cc) If the Buyer is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Buyer receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Buyer represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that:

(a) Organization and Qualification.  The Company and each of its subsidiaries is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its formation, and has the requisite corporate power to own its properties and to carry on its business as now being conducted.  The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect, as defined below.

(b) Authorization, Enforcement, Compliance with Other Instruments.  (i) The Company and each of its subsidiaries has the requisite corporate power and authority to enter into and perform this Agreement and all the Transaction Documents to which it is a party and to issue the Notes and warrants in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and Warrants and the reservation for issuance of the Conversion Shares and the Warrant Shares have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Transaction Documents will be duly executed and delivered by the Company, (iv) the Transaction Documents when executed will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

1 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

2 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

3 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

4 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(c) Capitalization.  The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock, $0.001 par value per share. As of the date hereof, the Company has 115,201,260 shares of Common Stock issued and outstanding and 22,000,000 shares of Series A Preferred Stock (convertible into a like number of shares of Common Stock) issued and outstanding.  No shares of Common Stock of the Company are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company.  As of the date of this Agreement and except as set forth on Schedule 3(c), (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock or membership interests of the Company or contracts, commitments, understandings or arrangements by which the Company subsidiaries is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock or membership interests of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities and (iii) other than with respect to the registration statement declared effective by the SEC on May 22, 2013 (the “May 2013 Registration Statement”), there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its securities under the Securities Act, and (iv) other than the May 2013 Registration Statement, there are no outstanding registration statements and there are no outstanding comment letters from the SEC or any other regulatory agency.  Other than as indicated on Schedule 3(c), there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Notes and the Warrants as described in this Agreement. The Notes and Warrants, when issued, will be free and clear of all pledges, liens, encumbrances and other restrictions (other than those arising under federal or state securities laws as a result of the issuance of the Notes).  No co-sale right, right of first refusal or other similar right exists with respect to the Notes and Warrants or the issuance and sale thereof.  The issuance and sale of the Notes and Warrants will not result in a right of any holder of Company securities to adjust the exercise, exchange or reset price under such securities. The Company has made available to the Buyer true and correct copies of the Company’s Articles of Incorporation, and as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

(d) Issuance of Securities.  The Notes and Warrants are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, are free from all taxes, liens and charges with respect to the issue thereof.  The Conversion Shares and the Warrant Shares have been duly authorized and, on a post-Reverse Split basis, reserved for issuance.  Upon conversion in accordance with the Transaction Documents, the Conversion Shares will be duly issued, fully paid and non-assessable.  The Warrant Shares, upon exercise of the Warrants, will be duly issued, fully paid and non-assessable.  The Company will take all steps necessary to authorize the Series B Preferred Stock and, upon conversion in accordance with the terms of the Notes, the Series B Preferred Stock shall be duly issued, fully paid and non-assessable.

(e) No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the of the transactions contemplated hereby will not (i) result in a violation of the Articles of Incorporation, By-laws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the OTC Markets on which the Common Stock is quoted) applicable to the Company or by which any property or asset of the Company is bound or affected except for those which could not reasonably be expected to have a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Company taken as a whole (a “Material Adverse Effect”).  Except those which could not reasonably be expected to have a Material Adverse Effect, the Company is not in violation of any term of or in default under its Articles of Incorporation or By-laws.  Except as set forth on Schedule 3(e) and except for those which could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any subsidiary is in violation of any term of or in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or any subsidiary. The business of the Company and each subsidiary is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity.  Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Escrow Agreement in accordance with the terms hereof or thereof.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.  The Company is unaware of any facts or circumstance, which might give rise to any of the foregoing.

(f) Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company or any subsidiary, wherein an unfavorable decision, ruling or finding would (i) adversely affect the validity or enforceability of, or the authority or ability of the Company or any of its subsidiaries to perform its obligations under, this Agreement or any of the documents contemplated herein, or (ii) have a Material Adverse Effect.

(g) Acknowledgment Regarding Buyer’s Purchase of the Notes and Warrants.  The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby.  The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by such Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer’s purchase of the Notes and Warrants.  The Company further represents to the Buyers that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

(h) No General Solicitation.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Notes and Warrants.

(i) No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Notes or Warrants under the Securities Act or cause this offering of the Notes and Warrants to be integrated with prior offerings by the Company for purposes of the Securities Act.

(j) Employee Relations.  Neither the Company nor any subsidiary is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened.  Neither the Company nor any subsidiary is a party to any collective bargaining agreement.  None of the Company’s or its subsidiaries’ employees is a member of a union and the Company believes that its and its subsidiaries’ relationship with their respective employees is good.

(k) Environmental Laws.

(i) The Company and each subsidiary has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.  There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request, relating to any Environmental Law involving the Company or any subsidiary, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.  For purposes of this Agreement, “Environmental Law” means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste.  As used above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”).

(ii) To the knowledge of the Company there is no material environmental liability with respect to any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any subsidiary.

(iii) The Company and its subsidiaries (i) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (ii) are in compliance with all terms and conditions of any such permit, license or approval.

(l) Title.  The Company and its subsidiaries have good and marketable title to all of its personal property and assets free and clear of any material restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance which would have a Material Adverse Effect.

(m) No Material Adverse Breaches, etc.  Neither the Company nor any subsidiary is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect.  Neither the Company nor any subsidiary is in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.

(n) Tax Status.  The Company has made and filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company or such subsidiary has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due from the Company or any subsidiary by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(o) Certain Transactions.  Except for arm’s length transactions pursuant to which the Company or any subsidiary makes payments in the ordinary course of business upon terms no less favorable than the Company or any subsidiary could obtain from third parties, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any subsidiary could (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(p) Rights of First Refusal.  The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.

(q) Reliance.  The Company acknowledges that the Buyers are relying on the representations and warranties made by the Company hereunder and that such representations and warranties are a material inducement to the Buyer purchasing the Notes and Warrants.  The Company further acknowledges that without such representations and warranties of the Company made hereunder, the Buyers would not enter into this Agreement.

(r) Brokers’ Fees.  The Company does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

4. COVENANTS.

(a) Best Efforts.  Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

(b) Reverse Split and Series B Preferred Stock Designation.  The Company hereby undertakes to take all steps necessary to effect the Reverse Split and authorize the Series B Preferred Stock. Following completion of all required actions, the Company shall file a Certificate of Designation of Series B Convertible Preferred Stock with the Secretary of State of the State of Nevada substantially in the form to be approved by the Board of Directors of the Company.

(c) Form D.  The Company agrees to file a Form D with respect to the offer and sale of the Notes and Warrants as required under Regulation D.  The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Notes and Warrants, or obtain an exemption for the sale of the Notes and Warrants to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.

(d) Use of Proceeds.  The Company shall use 100% of the net proceeds from the sale of the Notes and Warrants (after deducting fees and expenses payable to Gottbetter & Partners, LLP and fees payable to the Escrow Agent) for working capital.

(e) Reservation of Shares.  The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance that number of shares of Common Stock, on a post-Reverse Split basis, equal to the Conversion Shares and the Warrant Shares, as those numbers may be adjusted from time to time.

(f) Corporate Existence.  So long as any of the Notes remain outstanding, the Company shall not, and shall cause each of its subsidiaries not to, directly or indirectly consummate any merger, reorganization, restructuring, reverse stock split, except for the Reverse Split, consolidation, sale of all or substantially all of the Company’s assets, enter into a change of control transaction, or any similar transaction or related transactions (each such transaction, an “Organizational Change”), unless, prior to the consummation of an Organizational Change, the Company obtains the written consent of each Buyer.  In any such case, the Company will make appropriate provision with respect to such holders’ rights and interests to insure that the provisions of this Section 4(d) will thereafter be applicable to the Notes.  The provisions of this Section 4(d) shall be inapplicable with respect to any Organizational Change, if any, effected in connection with the Reverse Split.

(g) Resales Absent Effective Registration Statement.  Each of the Buyers understands and acknowledges that (i) this Agreement and the agreements contemplated hereby may require the Company to issue and deliver the Conversion Shares and the Warrant Shares to the Buyers with legends restricting their transferability under the Securities Act, and (ii) it is aware that resales of such securities may not be made unless, at the time of resale, there is an effective registration statement under the Securities Act covering such Buyer’s resale(s) or an applicable exemption from registration.

5. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Notes and Warrants to the Buyer(s) at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a) Each Buyer shall have executed this Agreement and completed and executed the Investor Certification and the Investor Profile and delivered them to the Company.

(b) The Buyer(s) shall have delivered to the Escrow Agent the Purchase Price for Notes and Warrants in respective amounts as set forth on the signature page(s) affixed hereto and the Escrow Agent shall have delivered the net proceeds to the Company by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company.

(c) The representations and warranties of the Buyer(s) contained in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer(s) shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer(s) at or prior to the Closing Date.

6. CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.

(a) The obligation of the Buyer(s) hereunder to purchase the Notes and Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions:

(i) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.  The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Notes and Warrants, all of which shall be in full force and effect.  The Buyers shall have received a certificate, executed by the President of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyers, including, without limitation, an update as of the Closing Date regarding the representation contained in Section 3(c) above.

(ii) The Company shall have executed and delivered to the Buyers the Notes in the respective amounts set forth on the Buyer Signature Pages affixed hereto and the Warrants.

(iii) The Company, shall have delivered to the Buyers a certificate, executed on its behalf by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the issuance of the Notes and Warrants, certifying the current versions of the Articles of Incorporation and By-laws of the Company and certifying as to the signatures and authority of persons signing this Agreement on behalf of the Company.

(b) Indemnification of Buyers.  In consideration of the Buyer’s execution and delivery of this Agreement and acquiring the Notes and Warrants hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Buyer(s) and each other holder of the Notes and Warrants, and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Buyer Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Buyer Indemnitees or any of them as a result of, or arising out of, or relating to (a) any material breach of any covenant, agreement or obligation of the Company contained in this Agreement, or (b) any cause of action, suit or claim brought or made against such Buyer Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement by any of the Buyer Indemnitees.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

7. “PIGGY-BACK” REGISTRATION RIGHTS.

If the Company at any time proposes to register any of its securities under the 1933 Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities (as defined below) for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Buyers pursuant to an effective registration statement, each such time it will give at least ten (10) days’ prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the holder, received by the Company within ten (10) days after the giving of any such notice by the Company, to register any of the Registrable Securities not previously registered, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the “Seller” or “Sellers”); provided that Seller provides the Company in writing with such information regarding Seller and Seller’s securities ownership as the Company may reasonably request in connection with preparing a registration statement. In the event that any registration pursuant to this Section 7 shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction. Notwithstanding anything to the contrary herein, the Company may withdraw or delay or suffer a delay of any registration statement referred to in this Section 7 without thereby incurring any liability to the Sellers.

“Restricted Securities” means securities that are neither subject to a registration statement that is effective under the Securities Act nor immediately saleable into the public market without volume restrictions (whether pursuant to Rule 144 or other then-applicable exemption).

“Registrable Securities” means, for so long as they are Restricted Securities, the Conversion Shares and the Warrant Shares.

8. GOVERNING LAW: MISCELLANEOUS.

(a) Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws.  The parties further agree that any action between them shall be heard exclusively in federal or state court sitting in the New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County and the United States District Court for the Southern District of New York for the adjudication of any civil action asserted pursuant to this paragraph.

(b) Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

(c) Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement, Amendments.  This Agreement supersedes all other prior oral or written agreements between the Buyer(s), the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein (including any term sheet), and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(f) Notices.  Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; (iii) upon receipt when sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	California Gold Corp.
c/o Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor New York, New York 10022 Attention: Adam S. Gottbetter, Esq.
Facsimile: (212) 400-6901

With a copy to:	Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, New York 10022
Attention: Adam S. Gottbetter, Esq.
Telephone: (212) 400-6900
Facsimile: (212) 400-6901

If to the Buyer(s), to its address and facsimile number set forth on the Buyer Signature Page affixed hereto.  Each party shall provide five (5) days’ prior written notice to the other party of any change in address or facsimile number.

(g) Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  No party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

(h) No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i) Survival.  Unless this Agreement is terminated under Section 8(l), the representations and warranties of the Buyer(s) and the Company contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4 and 8, and the indemnification provisions set forth in Section 6, shall survive the Closing for a period of two (2) years following the date on which the Notes are repaid in full.  The Buyer(s) shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Publicity.  The Company shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any other party; and the Company shall be entitled, without the prior approval of any Buyer, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations or as it otherwise deems appropriate.

(k) Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l) Termination.  In the event that the Closing shall not have occurred with respect to the Buyers on or before five (5) business days from the date hereof due to the Company’s or the Buyer’s failure to satisfy the conditions set forth in Sections 5 and 6 above (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

(m) No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(n) Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Buyer and the Company will be entitled to specific performance under this Agreement.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(o) ANTI MONEY LAUNDERING REQUIREMENTS

The USA PATRIOT Act	What is money laundering?	How big is the problem and why is it important?

The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad.  The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions.  Since April 24, 2002, all brokerage firms have been required to have new, comprehensive anti-money laundering programs.

To help you understand these efforts, we want to provide you with some information about money laundering and our steps to implement the USA PATRIOT Act.

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities.  Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.

The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets.  According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

What are we required to do to eliminate money laundering?

Under new rules required by the USA PATRIOT Act, our anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transaction and ensure compliance with the new laws.

As part of our required program, we may ask you to provide various identification documents or other information.  Until you provide the information or documents we need, we may not be able to effect any transactions for you.

[REMAINDER PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:
California Gold Corp.

By:
Name: James D. Davidson
Title: Chief Executive Officer

BUYERS:

The Buyers executing the Buyer Signature Page in the form attached hereto as Annex A and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.

To subscribe for Notes in the private offering of California Gold Corp.:

1.	Date and Fill in the principal amount of Notes being purchased and Complete and Sign the Buyer Signature Page of the Securities Purchase Agreement, attached as Annex A.

2.	Initial the Investor Certification attached as Annex B.

3.	Complete and Sign the Investor Profile attached as Annex C.

4.	Complete and Sign the Anti-Money Laundering Information Form attached as Annex D.

5.	Fax or email all forms and then send all signed original documents to:

Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY 10022
Facsimile Number:  212.400.6901
Telephone Number:  212.400.6900
Attention:  Eleanor Osmanoff
Email:  emo@gottbetter.com

6.
If you are paying the Purchase Price by wire transfer, you should send a wire transfer for the exact dollar amount of the Purchase Price of the principal amount of Notes you are offering to purchase according to the following instructions:

Bank Name:	Citibank, N.A.
330 Madison Ave., New York, NY 10017
ABA Routing Number:	021000089
Account Name:	Gottbetter & Partners, LLP - Attorney Trust Account
Account Number:	9998176923
Reference:	California Gold Corp.; [insert Purchaser’s name]
Escrow Agent Contact:	Andrea I. Nathanson

ANNEX A

BUYER SIGNATURE PAGE
to
Securities Purchase Agreement

The undersigned, desiring to: (i) enter into the Securities Purchase Agreement, dated as of _______________1, 2013 (the “Securities Purchase Agreement”), between the undersigned, California Gold Corp., a Nevada corporation (the “Company”), and the other parties thereto, in or substantially in the form furnished to the undersigned, and (ii) purchase the Notes of the Company as set forth below, hereby agrees to purchase such Notes from the Company and further agrees to join the Securities Purchase Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof.  The undersigned specifically acknowledges having read the representations section in the Securities Purchase Agreement entitled “Buyer’s Representations and Warranties,” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Buyer.

The Buyer hereby elects to purchase $____________ principal amount of Notes (to be completed by the Buyer) under the Securities Purchase Agreement.

BUYER (individual)	BUYER (entity)

Signature	Name of Entity

Print Name	Signature

Print Name:
Signature (if Joint Tenants or Tenants in Common)
Title:

Address of Principal Residence:	Address of Executive Offices:

Social Security Number(s):	IRS Tax Identification Number:

Telephone Number:	Telephone Number:

Facsimile Number:	Facsimile Number:

E-mail Address:	E-mail Address:

1Will reflect the Closing Date.  Not to be completed by Buyer.

Outstanding Options and Warrants

Stock Options

The Company has a stock-based compensation plan known as the 2007 Stock Option Plan (the “Plan”). The Plan provides for the granting of incentive and non-qualified stock options to acquire common shares in the capital of California Gold Corp. The number of shares authorized under the Plan is 16,000,000. As of October 15, 2013, 6,000,000 shares remain available for future grants under the Plan.

Prior to the date of this Agreement, the Company had outstanding 10,000,000 10-year nonqualified stock options under the 2007 Plan, with a weighted average exercise price of $0.09 per share.  All of these options have been cancelled have agreed to cancel for return to the Plan pool pursuant to agreements by these option holders.

Warrants

The 2010/2011 Warrants

In July 2011, the Company completed the 2010/2011 Private Placement. As a result of this 2010/2011 Private Placement, the Company had outstanding warrants to purchase 38,739,129 shares of its common stock that were structured to expire between June 21, 2012 and December 12, 2012. Each of these warrants was issued with an exercise price of $0.125 per whole share. As of February 1, 2012, the Company amended the terms of these warrants such that (i) their term was extended by six months and (ii) one half of them (19,369,565) retained the exercise price of $0.125 per share and one half (19,369,564) had an exercise price of $0.05 per share. As discussed below, those warrants exercisable at $0.125 per share were adjusted to reflect anti-dilution provisions and to yield 20,176,630 shares exercisable at $0.12 per share. Taking into account this anti-dilution adjustment, the Company had warrants to purchase an aggregate of 39,546,194 shares of its common stock outstanding as a result of the 2010/2011 Private Placement. The Company has reserved an equivalent number of shares of its common stock for issuance upon exercise of these warrants. Each of the warrants issued in the 2010/2011 Private Placement contains standard anti-dilution protection for stock splits, stock dividends and stock combinations, and provides for weighted average price protection.

A warrant holder who purchased units in the 2010/2011 Private Placement containing Series A Preferred Stock rather than common stock (22,000,000 units in the aggregate) does not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 9.9% of the number of shares of the Company’s common stock outstanding immediately after giving effect to such exercise unless such holder gives written notice no less than 61 days in advance to the Company of such holder's intention to exceed such limitation.

The 2010/2011 Warrants – Further Revisions

On December 19, 2012, the Company’s Board of Directors resolved to further amend the provisions of the warrants issued in the 2010/2011 Private Placement such that, effective as of December 19, 2012, (i) the term of each of the warrants was extended for an additional three years and (ii) the exercise price of the warrants was reduced to $0.03 per whole share through the third year, $0.04 per whole share through the fourth year and $0.05 per whole share through the fifth year.

The March 2012 Warrants

On March 16, 2012, the Company completed the closing of a private placement offering pursuant to which it sold 4,250,000 of the 2012 Units. As a result of this closing, the Company now has 2,125,000 of the March 2012 Warrants outstanding, which expire on March 15, 2014. Each of the March 2012 Warrants was issued with an exercise price of $0.06 per whole share. The Company has reserved an equivalent number of shares of its common stock for issuance upon exercise of the March 2012 Warrants. Each of the March 2012 Warrants contains standard anti-dilution protection for stock splits, stock dividends and stock combinations, and provides for weighted average price protection.

Anti-Dilution Adjustments

As a result of the issuance of the March 2012 Units at $0.04 per unit, a weighted average anti-dilution adjustment was made with respect to those warrants exercisable for 19,369,565 of the shares being offered hereby at the original exercise price of $0.125 per share. Since the $0.04 price per unit of the March 2012 Units was lower than the $0.125 warrant exercise price, the exercise price with respect to these 19,369,565 warrants was lowered to $0.12, post March 2012 Unit Offering, and the aggregate number of shares issuable upon exercise of these warrants was increased to 20,176,630. Because the anti-dilution provisions of the warrants call for rounding to the nearest cent, no adjustments were required for the 19,369,564 warrants having an exercise price of $0.05 per share.

Share Issuance Commitments

On February 11, 2011, the Company entered into a property option agreement (the “AuroTellurio Option Agreement”) with Mexivada Mining Corp. (“Mexivada”) to acquire up to an 80% interest in Mexivada’s La Viuda concessions comprising its AuroTellurio tellurium-gold-silver property south of Moctezuma, Sonora, Mexico.

On August 4, 2011, the Company conducted its first closing with Mexivada (the “First Closing”) under the AuroTellurio Option Agreement.

To exercise additional option rights under the AuroTellurio Option Agreement, the Company will be required to issue to Mexivada 300,000 additional shares on the second anniversary of the First Closing6, 350,000 additional shares on the third anniversary of the First Closing and 500,000 additional shares on the fourth anniversary of the First Closing.

 1 These shares have not yet been issued and the required number may be negotiated down.

Material Contract Defaults

On February 11, 2011, the Company entered into a property option agreement (the “AuroTellurio Option Agreement”) with Mexivada Mining Corp. (“Mexivada”) to acquire up to an 80% interest in Mexivada’s La Viuda concessions comprising its AuroTellurio tellurium-gold-silver property south of Moctezuma, Sonora, Mexico.

Having met all the required conditions for the vesting of the first 20% interest in the La Viuda Concessions under the AuroTellurio Option Agreement, the first 20% interest in the La Viuda Concessions vested in us as of August 28, 2012.

To exercise its tight to acquire a second 20% interest in the La Viuda Concessions, the Company was supposed to have made a payment to Mexivada of $50,000 on August 4, 2013 (the “Second 20% Due Date”) and issued to Mexivada an additional 300,000 shares of its common stock.  The Company did not make this payment or issue these shares and, thus is in breach of the terms of the AuroTellurio Option Agreement.

The Company and Mexivada signed an amendment to the AuroTellurio Option Agreement dated as of October 24, 2013 pursuant to which the parties agreed to extend the Second 20% Due Date to August 4, 2014 and to reduce the $50,000 required payment to $17,500, payable promptly.  Additionally, the requirement to issue to Mexivada 300,000 shares of Company common stock was waived.

ANNEX B

CALIFORNIA GOLD CORP.
INVESTOR CERTIFICATION

For Individual Accredited Investors Only
(all Individual Accredited Investors must INITIAL where appropriate):

Initial _______
I have a net worth of at least $1 million either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse. (For purposes of calculating your net worth under this paragraph, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.)

Initial _______
I have had an annual gross income for the past two years of at least $200,000 (or $300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

For Non-Individual Accredited Investors
(all Non-Individual Accredited Investors must INITIAL where appropriate):
Initial _______
The investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above.

Initial _______
The investor certifies that it is a partnership, corporation, limited liability company or business trust that has total assets of at least $5 million and was not formed for the purpose of investing the Company.

Initial _______
The investor certifies that it is an employee benefit plan whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment advisor.

Initial _______	The investor certifies that it is an employee benefit plan whose total assets exceed $5,000,000 as of the date of this Agreement.

Initial _______	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet at least one of the criteria for Individual Investors.

Initial _______	The investor certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.

Initial _______	The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934.

Initial _______
The investor certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding $5,000,000 and not formed for the specific purpose of investing in the Company.

Initial _______
The investor certifies that it is a trust with total assets of at least $5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

Initial _______
The investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of $5,000,000.

Initial _______	The investor certifies that it is an insurance company as defined in §2(13) of the Securities Act of 1933, or a registered investment company.

For Non-U.S. Person Investors
(all Investors who are not a U.S. Person must INITIAL this section):

Initial _______	The investor is not a “U.S. Person” as defined in Regulation S; and specifically the investor is not:

A.	a natural person resident in the United States of America, including its territories and possessions (“United States”);

B.	a partnership or corporation organized or incorporated under the laws of the United States;

C.	an estate of which any executor or administrator is a U.S. Person;

D.	a trust of which any trustee is a U.S. Person;

E.	an agency or branch of a foreign entity located in the United States;

F.	a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

G.	a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; or

H.
a partnership or corporation: (i) organized or incorporated under the laws of any foreign jurisdiction; and (ii) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

And, in addition:

I.	the investor was not offered the securities in the United States;

J.	at the time the buy-order for the securities was originated, the investor was outside the United States; and

K.
the investor is purchasing the securities for its own account and not on behalf of any U.S. Person (as defined in Regulation S) and a sale of the securities has not been pre-arranged with a purchaser in the United States.

ANNEX C

CALIFORNIA GOLD CORP.
Investor Profile
(Must be completed by Investor)

Section A - Personal Investor Information

Investor Name(s):

Individual executing Profile or Trustee:

Social Security Numbers / Federal I.D. Number:

Date of Birth:	Marital Status:

Joint Party Date of Birth:	Investment Experience (Years):

Annual Income:	Liquid Net Worth:

Net Worth (excluding value of primary residence):

Tax Bracket:	15% or below	25% - 27.5%	Over 27.5%

Home Street Address:

Home City, State & Zip Code:

Home Phone:	Home Fax:	Home Email:

Employer:

Employer Street Address:

Employer City, State & Zip Code:

Bus. Phone:	Bus. Fax:	Bus. Email:

Type of Business:

(PLACEMENT AGENT) Account Executive / Outside Broker/Dealer:

If you are a United States citizen, please list the number and jurisdiction of issuance of any other government-issued document evidencing residence and bearing a photograph or similar safeguard (such as a driver’s license or passport), and provide a photocopy of each of the documents you have listed.

If you are NOT a United States citizen, for each jurisdiction of which you are a citizen or in which you work or reside, please list (i) your passport number and country of issuance or (ii) alien identification card number AND (iii) number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard, and provide a photocopy of each of these documents you have listed.  These photocopies must be certified by a lawyer as to authenticity.

Section B – Certificate Delivery Instructions

Please deliver certificate to the Employer Address listed in Section A.
Please deliver certificate to the Home Address listed in Section A.
Please deliver certificate to the following address:

Section C – Form of Payment – Check or Wire Transfer

Check payable to Gottbetter & Partners, LLP, as Escrow Agent for California Gold Corp.
Wire funds from my outside account according to Section 1(a) of the Securities Purchase Agreement.
The funds for this investment are rolled over, tax deferred from __________ within the allowed 60 day window.

Please check if you are a FINRA member or affiliate of a FINRA member firm: ________

Investor Signature	Date

ANNEX D

ANTI-MONEY LAUNDERING INFORMATION FORM
The following is required in accordance with the AML provision of the USA PATRIOT ACT.
(Please fill out and return with requested documentation.)

INVESTOR NAME:

LEGAL ADDRESS:

SSN# or TAX ID#

OF INVESTOR:

FOR INVESTORS WHO ARE INDIVIDUALS:

YEARLY INCOME:                                                                     AGE:

NET WORTH (excluding value of primary residence):

OCCUPATION:

ADDRESS OF EMPLOYER:

INVESTMENT OBJECTIVE(S):

IDENTIFICATION & DOCUMENTATION AND SOURCE OF FUNDS:

1.
Please submit a copy of non-expired identification for the authorized signatory(ies) on the investment documents, showing name, date of birth, address and signature.  The address shown on the identification document MUST match the Investor’s address shown on the Investor Signature Page.

Current Driver’s License	or	Valid Passport	or	Identity Card
(Circle one or more)

2.
If the Investor is a corporation, limited liability company, trust or other type of entity, please submit the following requisite documents: (i) Articles of Incorporation, By-Laws, Certificate of Formation, Operating Agreement, Trust or other similar documents for the type of entity; and (ii) Corporate Resolution or power of attorney or other similar document granting authority to signatory(ies) and designating that they are permitted to make the proposed investment.

3.	Please advise where the funds were derived from to make the proposed investment:

Investments	Savings	Proceeds of Sale	Other ____________
(Circle one or more)
Signature:

Print Name:

Title (if applicable):

Date:

EXHIBIT A

Form of Note

EXHIBIT B

Form of Warrant

EXHIBIT C

Form of Escrow Agreement